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                                                                     EXHIBIT 4.3


              CERTIFICATE OF TRUST OF MB FINANCIAL CAPITAL TRUST I


     THIS Certificate of Trust of MB Financial Capital Trust I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.)(the "Act").

     1. NAME. The name of the business trust formed hereby is MB Financial Capital Trust I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.


                                            WILMINGTON TRUST COMPANY

                                            By: /s/ James P. Lawler
                                                -------------------
                                            Name:   James P. Lawler
                                            Title:  Vice President